Exhibit 1.01

H.B. FULLER COMPANY

Conflict Minerals Report

For the reporting period from January 1, 2015 to December 31, 2015

This Conflict Minerals Report (the “Report”) of H.B. Fuller Company (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule) promulgated under the Securities and Exchange Act of 1934, as amended, for the reporting period from January 1, 2015 to December 31, 2015.

The rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain of the Company’s operations manufacture, or contract to manufacture, products, and the Conflict Minerals are necessary to the functionality of those products.

If a registrant has reason to believe that any of the Conflict Minerals necessary to the functionality or production of their products may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the source of the Conflict Minerals. The registrant must annually submit a report, Conflict Minerals Report (a “CMR”), to the U.S. Securities and Exchange Commission (the “SEC”) that includes a description of those due diligence measures.

In April 2014, the SEC provided written guidance that explained that only companies who elect to claim that their products are “Conflict Free” are subject to an independent private sector audit. The Company is not claiming that its products are “Conflict Free”. Therefore, this report was not audited.

1.	Introduction

a.

Company Overview. The Company is a leading worldwide formulator, manufacturer and marketer of adhesives, sealants and other specialty chemical products. Sales operations span 36 countries in North America, Europe, Latin America, the Asia Pacific region, India, the Middle East and Africa. Industrial adhesives represent our core product offering. Customers use our adhesives products in manufacturing common consumer and industrial goods, including food and beverage containers, disposable diapers, windows, doors, flooring, appliances, sportswear, footwear, multi-wall bags, water filtration products, insulation, textiles and electronics. Our adhesives help improve the performance of our customers’ products or improve their manufacturing processes. We also provide our customers with technical support and unique solutions designed to address their specific needs. We have established a variety of product offerings for residential construction markets, such as tile-setting adhesives, grout, sealants and related products. These products are sold primarily in our Construction Products operating segment.

b.	Conflict Minerals Compliance Program (CMCP) Description. The SEC Final Conflict Minerals Rule[1] (SEC Final Rule) requires a three-step compliance process: the first step is determining the applicability of the rule; the second step is conducting a “reasonable country of origin inquiry” (RCOI) to determine whether or not there is reason to believe that tin, tungsten, tantalum or gold (3TG), also referred to as conflict minerals, from the Democratic Republic of Congo or adjoining countries are present in the company’s products; and if so, the third step is conducting due diligence to determine the source and origin of those conflict minerals based on the facilities (smelter or refiners, “SORs”) in which they were processed. Companies requiring due diligence must use a nationally or internationally recognized standard such as the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance2) to meet the SEC regulatory requirements. The sections below describe our approach to meet each of the three steps in the SEC Final Rule compliance process; these activities were completed in concert with a third party vendor.

2.	Applicability of the Conflict Minerals Rule.

a.

Product Overview. This report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2015. These products (referred to collectively as “Covered Products” in this Report) are the following:

Certain equipment used or sold in our Adhesives Coated Products business, which the Company manufactures or contracts to manufacture, may contain Conflict Minerals in the electronic components of such equipment.

Certain products manufactured or assembled by Engent, Inc., a wholly owned subsidiary of the Company, for its customers which contain electronic components and materials. Engent, Inc. was acquired by the Company in 2012 and is a provider of manufacturing, research and development services to the electronics industry.

In our Conflict Minerals Report for calendar year 2013, we noted that certain specialty adhesives products, which the Company manufactures or contracts to manufacture might contain tin or tin-related compounds, which we believed at the time were within the scope of the Conflict Minerals Rule. For that subset of our adhesives products, the only potential Conflict Minerals that were potentially present were tin-related. In that subset of products, tin is used solely as a catalyst and, therefore, appears only in very small percentages of the finished product. Subsequent to the filing of our Conflict Minerals Report for calendar year 2013, we determined that these chemical compounds derived from tin were not in scope of the Conflict Minerals Rule and therefore no reasonable country of origin inquiry needs to be made with regard to these chemical compounds. This determination was made as a result of: (i) analysis of the products containing these chemical compounds and (ii) published correspondence from representatives of trade groups regarding the SEC Staff’s position that certain chemical compounds (e.g., catalysts, stabilizers and polymerization aids) are not within the scope of the Conflict Minerals Rule as well as our confirmation from the SEC Staff in the fall of 2014 that the correspondence accurately reflected its position.

b.	Recent Acquisitions. During calendar year 2015, we acquired several companies. None of the acquired companies had been obligated to provide a specialized disclosure report with respect to its use, if any, of conflict minerals. Of these two acquisitions, only Tonsan Adhesive, Inc. has any products within the scope of the Conflict Minerals Rule. However, the first year for including information for this company will be in calendar year 2016. Based upon our inquiry and belief, Continental Products Limited, a company also acquired in 2015, does not use Conflict Minerals in the products it manufactures or contracts to manufacture.

1 Securities and Exchange Commission, 17 CFR Parts 240 and 249b, http://www.sec.gov/rules/final/2012/34-67716.pdf.

2 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

3.     Reasonable Country of Origin Inquiry (RCOI). The Company has conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals. This good faith reasonable country of origin inquiry was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap resources.

To complete the RCOI required by the SEC Final Rule, we engaged the Company’s applicable suppliers to collect information about the presence and sourcing of tantalum, tin, tungsten and gold (3TG) used in the products and components supplied to H.B. Fuller. The program utilized the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (CMRT). Only CMRT’s version 3.0 or higher were accepted.

This year, in an effort to increase awareness of the Company’s conflict minerals compliance program (CMCP), supporting regulation, and frequently asked questions (FAQs) concerning 3TG mineral tracing, the Company used an outside vendor to communicate with the relevant suppliers and to introduce them to a Conflict Minerals resource center as an educational tool to facilitate a deeper understanding of the program and education as to why information is being requested.

4.     In response to our RCOI, some suppliers confirmed that their products originated from countries other than Covered Countries. Some suppliers indicated that their products included Conflict Minerals which originated from the Covered Countries. The majority of those suppliers indicated that such Conflict Minerals were from smelters that were certified as noted on Schedule 1.

5.     Design of Due Diligence Framework. The Company’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”) in all material respects.

6.     Due Diligence Measures Performed. The Company has adopted a policy relating to the Conflict Minerals (the “Company Policy”), incorporating the standards set forth in the OECD Guidance. The policy generally states that the Company is committed to ethical practices and compliance with applicable laws and regulations, including the SEC’s regulations and the Conflict Minerals Rules. It states that the Company does not generally source Conflict Minerals directly from the source of supply (mines, smelters, refiners) and that the Company is therefore generally removed by several levels from sources of supply of Conflict Minerals. The policy commits the Company to use reasonable due diligence to identify the source of any Conflict Minerals, realizing that this will entail the cooperation of its suppliers. The Company is committed to compliance with the Conflict Minerals Rules, including understanding the Conflict Minerals Rules, communicating and educating our personnel, suppliers and customers regarding the Conflict Minerals Rules and to create processes and procedures to conduct supply chain due diligence and comply with reporting requirements. The Company values its supplier and customer relationships and will work with our suppliers over time to ensure our compliance with the Conflict Minerals Rules.

The Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals and has therefore asked its suppliers to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain. Most of the suppliers who provided information regarding smelters provided this information on a company level versus a product level. Therefore, we do not know if the materials from the smelters we have included in this Conflict Minerals Report are in our products. It will take additional time before we are able to obtain information at a product level and it is possible that we may not get product level information.

The Company has a steering committee which oversee the activities of a multi-functional group of personnel who have worked on due diligence and compliance related to Conflict Minerals. The composition of the steering committee includes several executive level officers. The multi-functional group includes employees from the Company covering areas such as regulatory, sourcing, finance, legal and operations.

In general, in our initial compliance efforts, a review of products and raw materials contained therein (including chemical composition) or components (for equipment) was completed and a list of suppliers of raw materials or components where Conflict Minerals were determined to be potentially present was assembled. New products and the raw materials used in those products is reviewed as such products are developed. The initial focus has been on top-tier suppliers of these raw materials or components. For these top-tier suppliers, the Company used a third party vendor to send out questionnaires including the EICC®-GeSI form (“Supplier Questionnaire”) to inquire about the country of origin of Conflict Minerals potentially included in the Company’s Covered Products. This template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a supplier’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the supplier and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool are available on EICC’s website. Responses to these questionnaires were monitored and follow up communication was sent if a response was not received. The Company has not had any direct contact with mines, smelters or refiners. The Company will attempt to follow up with its suppliers related to incomplete responses or any responses deemed to be questionable or potentially not trustworthy.

The Company has undertaken an internal education process to ensure that relevant personnel are aware of the Conflict Minerals Rules and it has conducted training of several employee groups since the inception of due diligence efforts. In addition, it has designated personnel to respond to customer and supplier inquiries regarding the Conflict Minerals Rules. These personnel are part of the multi-functional group working on due diligence and compliance efforts.

The Company’s initial goal was to focus its efforts on top-tier suppliers of goods that may contain Conflict Minerals. Over time, the Company expects to extend its focus to the suppliers of those suppliers, and deeper into the supply chain, by urging its direct suppliers to make similar inquiries of their suppliers. The Company will review any suppliers who are materially non-compliant with our Conflict Minerals Policy for future business purposes. The Company will make reasonable efforts to find suppliers who comply with our Conflict Minerals Policy and who will meet our needs. The products that we manufacture that are subject to the reporting obligations of the Rule contain 3TG of unknown origin. We have not been able to determine whether the 3TG used in our products came from recycled or scrap sources, the facilities used to process these minerals, their country of origin or their mine or location of origin.

Facilities That May Have Been Used to Process Necessary Conflict Minerals, if Known, for H.B. Fuller Products.

Schedule 1 to this Conflict Minerals Report includes a list of facilities that may have been used to process necessary conflict minerals for H.B. Fuller Company products. This list is based on our due diligence for 2015. Most of the information was provided to us on a company level versus a product level, and the suppliers did not generally limit their responses to facility information for Conflict Minerals in products they supply to us specifically.

Countries of Origin of the Conflict Minerals processed by these facilities are believed to include:

Schedule 1 to this Conflict Minerals Report includes a list of potential countries of origin for each facility noted on the Schedule. Conflict Minerals contained in our Covered Products did not necessarily originate in the countries listed on Schedule 1. This is because our suppliers and manufacturers generally provided country of origin information in the survey responses at the company level, representing the suppliers’ and manufacturers’ entire product lines, and generally did not limit their responses to countries of origin for products they supply to us specifically.

a.	Conclusion

After exercising the due diligence described above, the Company was unable to determine whether or not its products contain conflict minerals: (1) from recycled or scrap sources as defined in the Conflict Minerals Rule, (2) that did not originate in the Covered Countries, or (3) that did not directly or indirectly finance or benefit armed groups, as defined in the Conflict Minerals Rule, in the Covered Countries.

As set forth above, the Company will continue to engage with its suppliers to obtain complete and accurate information about its supply chain as it relates to Conflict Minerals and their origins.

Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements, which are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. These statements include statements regarding our goals for future improvements to our due diligence process and to mitigate the risk about the sourcing of our conflict minerals. All forward-looking statements involve risk and uncertainty. Risks that may cause these forward-looking statements to be inaccurate include: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and smelters; or lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities).  In addition, you should also consider the important factors described in reports and documents that we file from time to time with the SEC, including the factors described under the sections titled “Risk Factors” in our most recently submitted Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Except as required by law, we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Schedule 1

Metal	Official Smelter Name	Country of Origin*	Certified Smelter**
Gold	Advanced Chemical Company	United States	No
Gold	Aida Chemical Industries Co., Ltd.	Portugal, Peru, Canada, Japan, Spain, Bolivia, R/S	Yes
Gold	Aktyubinsk Copper Company TOO	No known country of origin.	No
Gold	Al Etihad Gold	No known country of origin.	No
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	R/S, Germany, Thailand, japan	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	China, Mexica, Uzbekistan	Yes
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Australia, Brazil, South Africa	Yes
Gold	Argor-Heraeus SA	China, Argentina, Hong Kong, Chile, Switzerland, South Africa, Singapore	Yes
Gold	Asahi Pretec Corporation	Japan, Peru, United States, Australia, Mexico, Guinea, Chile, R/S, Singapore, Brazil, Hong Kong, Argentina, Papua New Guinea, Canada	Yes
Gold	Asahi Refining Canada Limited	No known country of origin.	Yes
Gold	Asahi Refining USA Inc.	China, Australia, Canada, Hong Kong, Malaysia, United States	Yes
Gold	Asaka Riken Co., Ltd.	Armenia, R/S, Japan, Mexico	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey, Brazil	No
Gold	Aurubis AG	Germany, United States, China, Hong Kong, R/S	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines, Canada	Yes
Gold	Bauer Walser AG	Germany	No
Gold	Boliden AB	Canada, Sweden	Yes
Gold	C. Hafner GmbH + Co. KG	Germany	Yes
Gold	Caridad	China, Japan, Chile, Mexico, Bolivia	No
Gold	CCR Refinery - Glencore Canada Corporation	Peru, Switzerland, Germany, Canada, Argentina, DRC - Congo (Kinshasa)	Yes
Gold	Cendres + Métaux SA	Switzerland, R/S, Germany, Australia	No
Gold	Chimet S.p.A.	Mexico, R/S, Italy, Australia,	Yes
Gold	Chugai Mining	Canada, Japan	No
Gold	Daejin Indus Co., Ltd.	South Korea, Japan	No
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	No
Gold	DODUCO GmbH	R/S	Yes

Gold	Dowa	Canada, Hong Kong, Indonesia, Japan, Mexico, Canada, United States	No
Gold	DSC (Do Sung Corporation)	R/S, South Korea	No
Gold	Eco-System Recycling Co., Ltd.	Japan, Canada, Bolivia, R/S	Yes
Gold	Elemetal Refining, LLC	Philippines, United States, Hong Kong, Kazakhstan, Russia, Indonesia, Japan, Brazil	Yes
Gold	Emirates Gold DMCC	No known country of origin.	No
Gold	Faggi Enrico S.p.A.	Italy, R/S	No
Gold	Fidelity Printers and Refiners Ltd.	No known country of origin.	No
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China	No
Gold	Geib Refining Corporation	China, United States	No
Gold	Guangdong Jinding Gold Limited	Australia, China, Taiwan	No
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	No
Gold	Heimerle + Meule GmbH	Mozambique, Philippines, South Africa, China, Jersey, Austria, Canada, Hong Kong, Malaysia, Germany, R/S, Australia	Yes
Gold	Heraeus Ltd. Hong Kong	France, Thailand, Peru, Malaysia, Switzerland, Mozambique, Japan, Canada, Laos, China, Taiwan, South Africa, Germany, Australia, Philippines, Hong Kong, Singapore	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	Chile, Jersey, China, United States, Hong Kong, Peru, Bolivia, Australia, Malaysia, Germany, Switzerland	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	No known country of origin.	No
Gold	Hwasung CJ Co. Ltd	Japan, United States, Hong Kong, Mexico, Canada, Australia, South Korea	No
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Mongolia, China, Mexico	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	No known country of origin.	Yes
Gold	Istanbul Gold Refinery	Turkey	Yes
Gold	Japan Mint	Japan	Yes
Gold	Jiangxi Copper Company Limited	United States, China, Japan	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Canada, Japan, Australia, Russia	Yes
Gold	JSC Uralelectromed	Russia	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	Chile	Yes
Gold	Kaloti Precious Metals	No known country of origin.	No
Gold	Kazakhmys plc	Kazakhstan, Kyrgyzstan	No
Gold	Kazzinc	Australia, Kazakhstan, Peru,	Yes

Gold	Kennecott Utah Copper LLC	No known country of origin.	Yes
Gold	KGHM Polska Miedź Spółka Akcyjna	Chile	No
Gold	Kojima Chemicals Co., Ltd.	Japan	Yes
Gold	Korea Metal Co. Ltd	Australia, South Korea, R/S	No
Gold	Korea Zinc Co. Ltd.	No known country of origin.	No
Gold	Kyrgyzaltyn JSC	Brazil, Kyrgyzstan, Australia	Yes
Gold	L' azurde Company For Jewelry	Saudi Arabia, Australia, Japan, Taiwan, Canada	No
Gold	Lingbao Gold Company Ltd.	China	No
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China	No
Gold	LS-NIKKO Copper Inc.	Japan, United States, India, Australia, Indonesia, Hong Kong, Brazil, Kazakhstan, South Africa, Singapore, Chile, Peru, South Korea	Yes
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd	China	No
Gold	Materion	Canada, Chile, China, United States, Brazil	Yes
Gold	Matsuda Sangyo Co., Ltd.	Australia, Indonesia, China, Hong Kong, Japan, United Kingdom, Canada, United States	Yes
Gold	Metahub Industries Sdn. Bhd.	No known country of origin.	No
Gold	Metalor Technologies (Hong Kong) Ltd.	Japan, China, Switzerland, United States, Australia, Peru, Hong Kong	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Switzerland, China, Singapore	Yes
Gold	Metalor Technologies (Suzhou) Co Ltd	China, South Africa	No
Gold	Metalor Technologies SA	China, Hong Kong, United States, United Kingdom, Sweden, Canada, Switzerland	Yes
Gold	Metalor USA Refining Corporation	Switzerland, Mexico, China, United States, Canada	Yes
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	China, Mexico	Yes
Gold	Mitsubishi Materials Corporation	Canada, Chile	Yes
Gold	Mitsui Mining & Smelting	Japan, Canada, China, Australia	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	No known country of origin.	Yes
Gold	Morris and Watson	No known country of origin.	No
Gold	Moscow Special Alloys Processing Plant	Russia	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey, Saudi Arabia, United Arab Emirates	Yes
Gold	Navoi Mining and Metallurgical Combinat	United States, Indonesia, Uzbekistan	Yes
Gold	Nihon Material Co., Ltd.	Canada, Australia, Japan, Mozambique	Yes

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	No known country of origin.	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russia	Yes
Gold	OJSC Kolyma Refinery	Russia	No
Gold	OJSC Novosibirsk Refinery	Russia, Italy	Yes
Gold	PAMP SA	Australia, Hong Kong, South Africa, Mexico, Canada, Switzerland	Yes
Gold	Penglai Penggang Gold Industry Co Ltd	China	No
Gold	Prioksky Plant of Non-Ferrous Metals	Australia, Russia, China	Yes
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Yes
Gold	PX PrŽcinox SA	Australia, Canada, Switzerland, Mozambique	Yes
Gold	Rand Refinery (Pty) Ltd.	DRC- Congo (Kinshasa), China, South Africa, Guinea, Namibia, Mali, Tanzania, Ghana, Hong Kong, Canada	Yes
Gold	Republic Metals Corporation	No known country of origin.	Yes
Gold	Royal Canadian Mint	Canada, Mexico, Peru, Switzerland, Chile, Guyana, Suriname, Germany, Japan	Yes
Gold	SAAMP	No known country of origin.	No
Gold	Sabin Metal Corp.	Canada, United States, China	No
Gold	Samduck Precious Metals	South Korea	No
Gold	SAMWON METALS Corp.	Hong Kong, South Korea, China, Australia	No
Gold	SAXONIA Edelmetalle GmbH	No known country of origin.	No
Gold	Schone Edelmetaal B.V.	Netherlands, Belgium	Yes
Gold	SEMPSA Joyería Platería SA	Spain	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	No known country of origin.	No
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Japan, United States, China	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	No known country of origin.	Yes
Gold	Singway Technology Co., Ltd.	No known country of origin.	Yes
Gold	So Accurate Group, Inc.	China, Thailand, United States	No
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Germany, Russia, Taiwan	Yes
Gold	Solar Applied Materials Technology Corp.	Canada, Hong Kong, United States, China, Taiwan	Yes
Gold	Sudan Gold Refinery	No known country of origin.	No
Gold	Sumitomo Metal Mining Co., Ltd.	Japan, Indonesia, Chile	Yes
Gold	T.C.A S.p.A	No known country of origin.	Yes

Gold	Tanaka Kikinzoku Kogyo K.K.	South Africa, Uzbekistan, Belgium, Canada, Malaysia, China, Mexico, Singapore, Chile, Switzerland, United Kingdom, Japan, Hong Kong, Australia, United States	Yes
Gold	The Great Wall Gold and Silver Refinery of China	China	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China, Peru	Yes
Gold	Tokuriki Honten Co., Ltd.	Canada, Chile, Hong Kong, China, Japan, United States, Peru, Australia	Yes
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China	No
Gold	Tony Goetz NV	No known country of origin.	No
Gold	Torecom	South Korea	No
Gold	Umicore Brasil Ltda.	Brazil, Japan	Yes
Gold	Umicore Precious Metals Thailand	Thailand	Yes
Gold	Umicore SA Business Unit Precious Metals Refining	No known country of origin.	Yes
Gold	Valcambi SA	Australia, Hong Kong, Taiwan, Japan, Switzerland	Yes
Gold	Western Australian Mint trading as The Perth Mint	Guinea, Peru, Chile, Australia, Hong Kong, South Korea, China, Bolivia, Papua New Guinea	Yes
Gold	WIELAND Edelmetalle GmbH	No known country of origin.	No
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	Yes
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	China	No
Gold	Yokohama Metal Co., Ltd.	Malaysia, China, Japan, Brazil	Yes
Gold	Yunnan Copper Industry Co Ltd	China	No
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Thailand, China, Switzerland, Canada, Philippines, Australia, Mozambique, Papua New Guinea, Kyrgyzstan, China, Tajikistan, Mongolia, Tajikistan, Peru, Russia	Yes
Tantalum	Avon Specialty Metals Ltd	No known country of origin.	No
Tantalum	Conghua Tantalum and Niobium Smeltry	Brazil, Niger, China, Ethiopia, Rwanda, India, Thailand	Yes
Tantalum	D Block Metals, LLC	No known country of origin.	Yes
Tantalum	Duoluoshan	Niger, Bolivia, Thailand, Nigeria, Rwanda, China, India, Japan, Ethiopia, Malaysia, Brazil	Yes
Tantalum	E.S.R. Electronics	No known country of origin.	No
Tantalum	Exotech Inc.	No known country of origin.	Yes

Tantalum	F&X Electro-Materials Ltd.	R/S, Russia, China	Yes
Tantalum	FIR Metals & Resource Ltd.	Brazil	Yes
Tantalum	Global Advanced Metals Aizu	Canada, Australia, Japan	Yes
Tantalum	Global Advanced Metals Boyertown	Mozambique, Australia, Canada, China, Brazil, United States, Japan	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Nigeria, Sierra Leone, Brazil, China	Yes
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	No known country of origin.	No
Tantalum	H.C. Starck Co., Ltd.	Zimbabwe, Australia, Ethiopia, Mozambique, Namibia, Rwanda, Thailand, Bolivia, India, Brazil, Sierra Leone	Yes
Tantalum	H.C. Starck GmbH Goslar	Mozambique, Namibia, Bolivia, India, United States, Canada, Thailand, Germany, Brazil, Japan, Rwanda, Australia, Ethiopia, Sierra Leone, Zimbabwe, China	Yes
Tantalum	H.C. Starck GmbH Laufenburg	Australia, India, Brazil, Germany, Japan, Namibia, Sierra Leone, Rwanda, Canada, Bolivia, Ethiopia, Mozambique, Zimbabwe, China	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	Canada, Rwanda, Australia, Mozambique, Brazil, Japan, India, China, Germany, Bolivia, Ethiopia	Yes
Tantalum	H.C. Starck Inc.	Rwanda, China, Ethiopia, India, Namibia, United States, Canada, Bolivia, Australia, Brazil, Germany, Sierra Leon, Japan, Mozambique, Zimbabwe	Yes
Tantalum	H.C. Starck Ltd.	Canada, Germany, Rwanda, Sierra Leone, Australia, Zimbabwe, Ethiopia, Bolivia, China, Brazil, Mozambique, Namibia, India, Japan	Yes
Tantalum	H.C. Starck Smelting GmbH & Co.KG	No known country of origin.	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Yes
Tantalum	Hi-Temp Specialty Metals, Inc.	Bolivia, Ethiopia, United States, Zimbabwe, China, India, Mozambique, Namibia, Rwanda, Australia, Sierra Leone, Brazil	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd	No known country of origin.	Yes
Tantalum	Jiangxi Tuohong New Raw Material	No known country of origin.	No
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	China, DRC-Conga (Kinshasa)	Yes

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	No known country of origin.	Yes
Tantalum	KEMET Blue Metals	Nigeria, Mexico, Mozambique, Niger, Rwanda, Burundi	Yes
Tantalum	Kemet Blue Powder	Burundi, DRC- Congo (Kinshasa), China, Mexico, Nigeria, Rwanda, Mozambique, Niger, United States	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	Ethiopia, China	Yes
Tantalum	LSM Brasil S.A.	Brazil	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Yes
Tantalum	Mineração Taboca S.A.	Brazil	No
Tantalum	Mitsui Mining & Smelting	Chile	Yes
Tantalum	Molycorp Silmet A.S.	Estonia	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China, Niger, Switzerland, Burundi, Nigeria, Australia, Mozambique, Brazil, Ethiopia, Rwanda, Malaysia	Yes
Tantalum	Plansee SE Liezen	Austria	Yes
Tantalum	Plansee SE Reutte	Austria	Yes
Tantalum	QuantumClean	United States	Yes
Tantalum	Resind Indústria e Comércio Ltda.	No known country of origin.	No
Tantalum	RFH Tantalum Smeltry Co., Ltd.	Peru, China, Russia	Yes
Tantalum	Solikamsk Magnesium Works OAO	No known country of origin.	Yes
Tantalum	Taki Chemicals	Brazil, Japan	Yes
Tantalum	Telex Metals	Russia, R/S, United States, Kazakhstan	Yes
Tantalum	Tranzact, Inc.	No known country of origin.	Yes
Tantalum	Ulba Metallurgical Plant JSC	Brazil, Kazakhstan, Belarus, China, Canada, Mozambique, Australia, DRC- Congo (Kinshasa), Rwanda, Zimbabwe, United States, Russia, Burundi, Ethiopia, Japan	Yes
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	No known country of origin.	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Yes
Tantalum	Zhuzhou Cemented Carbide	Niger, Kazakhstan, Malaysia, Brazil, Rwanda, Burundi, China, DRC- Congo (Kinshasa), Russia, Nigeria, Japan	Yes
Tin	Alpha	United States, China, R/S, Jersey, Chile, Spain, Taiwan, Peru, Thailand	Yes
Tin	An Thai Minerals Company Limited	No known country of origin.	Yes
Tin	An Vinh Joint Stock Mineral Processing Company	No known country of origin.	No
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	No known country of origin.	No

Tin	China Tin Group Co., Ltd.	China	Yes
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China	No
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Peru, Brazil, Australia	Yes
Tin	CV Ayi Jaya	No known country of origin.	Yes
Tin	CV Dua Sekawan	No known country of origin.	No
Tin	CV Duta Putra Bangka	China	No
Tin	CV Gita Pesona	No known country of origin.	Yes
Tin	CV Serumpun Sebalai	United States, Uzbekistan, Brazil, Malaysia	Yes
Tin	CV Tiga Sekawan	No known country of origin.	No
Tin	CV United Smelting	China, Japan, Indonesia, DRC- Congo (Kinshasa), Malaysia, Peru	Yes
Tin	CV Venus Inti Perkasa	No known country of origin.	Yes
Tin	Dowa	No known country of origin.	No
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	No known country of origin.	No
Tin	Elmet S.L.U. (Metallo Group)	No known country of origin.	Yes
Tin	EM Vinto	Peru, Bolivia, Brazil, China, DRC- Congo (Kinshasa), Canada, Malaysia, Russia, Germany, Indonesia	Yes
Tin	Estanho de Rondônia S.A.	Brazil, Taiwan	No
Tin	Feinhutte Halsbrucke GmbH	Germany, Poland	No
Tin	Fenix Metals	Poland, R/S, Brazil	Yes
Tin	Gejiu Fengming Metalurgy Chemical Plant	No known country of origin.	No
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Yes
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China, Peru, Bolivia, Brazil, Japan, Indonesia, Canada	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	No known country of origin.	No
Tin	Gejiu Zi-Li	China, Brazil	No
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	No known country of origin.	No
Tin	HuiChang Hill Tin Industry Co., Ltd.	No known country of origin.	No
Tin	Huichang Jinshunda Tin Co. Ltd	China	No
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Yes
Tin	Linwu Xianggui Smelter Co	India, Japan, China	No
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Yes
Tin	Malaysia Smelting Corporation (MSC)	Indonesia, DRC- Congo (Kinshasa), Malaysia	Yes
Tin	Melt Metais e Ligas S/A	Brazil	Yes
Tin	Metahub Industries Sdn. Bhd.	No known country of origin.	No
Tin	Metallic Resources, Inc.	No known country of origin.	Yes
Tin	Metallo-Chimique N.V.	No known country of origin.	Yes
Tin	Mineração Taboca S.A.	Brazil	No

Tin	Minsur	DRC- Congo (Kinshasa), Peru, Canada, Malaysia, Brazil, Rwanda, Switzerland, Thailand, United States, Indonesia, Bolivia, China	Yes
Tin	Mitsubishi Materials Corporation	Indonesia	Yes
Tin	Nankang Nanshan Tin Co., Ltd.	Russia, Bolivia, China, Portugal	No
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	No
Tin	Novosibirsk Integrated Tin Works	Peru, Kazakhstan, Russia, Philippines	No
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Philippines, Thailand, China	Yes
Tin	O.M. Manufacturing Philippines, Inc.	Bolivia, China, Brazil, Peru, Malaysia, Canada, Philippines	Yes
Tin	Operaciones Metalurgical S.A.	Japan, Bolivia, Brazil, Philippines, Thailand, Canada, Indonesia, DRC- Congo (Kinshasa), Russia, China, Malaysia, Peru	Yes
Tin	Phoenix Metal Ltd	No known country of origin.	No
Tin	PT Alam Lestari Kencana	Indonesia, Australia	No
Tin	PT Aries Kencana Sejahtera	China	Yes
Tin	PT Artha Cipta Langgeng	Indonesia, Malaysia, Bolivia, Germany, China, Brazil	Yes
Tin	PT ATD Makmur Mandiri Jaya	No known country of origin.	Yes
Tin	PT Babel Inti Perkasa	Peru, Indonesia	Yes
Tin	PT Bangka Kudai Tin	China, Indonesia	No
Tin	PT Bangka Prima Tin	No known country of origin.	Yes
Tin	PT Bangka Timah Utama Sejahtera	Indonesia, Brazil, China	No
Tin	PT Bangka Tin Industry	Canada, Bolivia, Peru, Brazil, China, Malaysia	Yes
Tin	PT Belitung Industri Sejahtera	Indonesia	Yes
Tin	PT BilliTin Makmur Lestari	China, Malaysia, Peru, Brazil, Bolivia, Canada	Yes
Tin	PT Bukit Timah	Australia, Indonesia, Peru, DRC- Congo (Kinshasa), Bolivia, China, Brazil, Canada, Malaysia, Russia	Yes
Tin	PT Cipta Persada Mulia	No known country of origin.	Yes
Tin	PT DS Jaya Abadi	Brazil, Bolivia, Canada, China, Japan, Mozambique, Australia, Peru, Russia, Poland, Malaysia, Indonesia	Yes
Tin	PT Eunindo Usaha Mandiri	China	Yes
Tin	PT Fang Di MulTindo	No known country of origin.	No
Tin	PT Inti Stania Prima	No known country of origin.	Yes
Tin	PT Justindo	Australia, Brazil, China	Yes
Tin	PT Karimun Mining	No known country of origin.	No

Tin	PT Kijang Jaya Mandiri	No known country of origin.	No
Tin	PT Mitra Stania Prima	Bolivia, Chile, China, Indonesia, Brazil, Mexico, Russia	Yes
Tin	PT Panca Mega Persada	No known country of origin.	Yes
Tin	PT Pelat Timah Nusantara Tbk	Indonesia, DRC- Congo (Kinshasa), Rwanda, Burundi, Niger, Malaysia, Nigeria, Brazil, Bolivia, China	No
Tin	PT Prima Timah Utama	United States	Yes
Tin	PT Refined Bangka Tin	China, Indonesia	Yes
Tin	PT Sariwiguna Binasentosa	United States	Yes
Tin	PT Seirama Tin investment	No known country of origin.	No
Tin	PT Stanindo Inti Perkasa	Australia, Malaysia, Brazil, Canada, Indonesia, Bolivia, China, Peru, DRC- Congo (Kinshasa), Mozambique	Yes
Tin	PT Sukses Inti Makmur	No known country of origin.	Yes
Tin	PT Sumber Jaya Indah	China	Yes
Tin	PT Timah (Persero) Tbk Kundur	France, Malaysia, Thailand, Indonesia, Chile, China, Peru, Canada, United States, Brazil	Yes
Tin	PT Timah (Persero) Tbk Mentok	Indonesia, DRC- Congo (Kinshasa), China, Malaysia, India, Bolivia, Indonesia, Brazil, Peru, Canada, Indonesia, Thailand	Yes
Tin	PT Tinindo Inter Nusa	Belgium, China, Indonesia	Yes
Tin	PT Tirus Putra Mandiri	No known country of origin.	No
Tin	PT Tommy Utama	No known country of origin.	Yes
Tin	PT WAHANA PERKIT JAYA	No known country of origin.	Yes
Tin	Resind Indústria e Comércio Ltda.	No known country of origin.	No
Tin	Rui Da Hung	Japan, Taiwan, China	Yes
Tin	Soft Metais Ltda.	Brazil	Yes
Tin	Thaisarco	Thailand, China, Canada, Chile, Brazil, Rwanda, Malaysia, Japan, Morocco, Peru, Portugal, Bolivia, Australia, DRC- Congo (Kinshasa), Indonesia, Poland, Myanmar	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	No known country of origin.	No
Tin	VQB Mineral and Trading Group JSC	No known country of origin.	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	China, Brazil, Peru, Thailand, Germany	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Singapore, China, R/S	Yes

Tin	Yunnan Tin Group (Holding) Company Limited	Germany, Brazil, China, Malaysia, Peru, Belgium, Bolivia, Canada, Hong Kong, Australia, Ethiopia, Indonesia, China	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	China	Yes
Tungsten	ACL Metais Eireli	No known country of origin.	No
Tungsten	Asia Tungsten Products Vietnam Ltd.	No known country of origin.	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China, Canada, Peru, Thailand, Russia	Yes
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	No known country of origin.	Yes
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	Yes
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Australia, China	Yes
Tungsten	Ganxian Shirui New Material Co., Ltd.	No known country of origin.	No
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Canada, Peru, China, Spain, Bolivia, Portugal	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Yes
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China, Bolivia, Russia	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	No known country of origin.	Yes
Tungsten	Global Tungsten & Powders Corp.	Bolivia, Spain, Portugal, Canada, China, United States, Peru	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Thailand, Russia, Canada, China	Yes
Tungsten	H.C. Starck GmbH	Rwanda, United States, Portugal, Estonia, Thailand, Mozambique, Bolivia, Japan, Spain, Australia, Germany, Brazil, Canada, Ethiopia, India, Sierra Leone, Namibia, China, Russia, Zimbabwe, Peru	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	No known country of origin.	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	No
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	No known country of origin.	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	No known country of origin.	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China, Japan	Yes
Tungsten	Hydrometallurg, JSC	No known country of origin.	Yes
Tungsten	Japan New Metals Co., Ltd.	Canada, Thailand, China, Russia	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Yes
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	No known country of origin.	No
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	No
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Yes
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	No known country of origin.	Yes

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Yes
Tungsten	Kennametal Fallon	Portugal, Bolivia, United States, China, R/S, Russia	Yes
Tungsten	Kennametal Huntsville	United States, China, Bolivia	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Yes
Tungsten	Moliren Ltd	No known country of origin.	No
Tungsten	Niagara Refining LLC	Brazil, Portugal, Russia, Mexico	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	No known country of origin.	Yes
Tungsten	Philippine Chuangin Industrial Co., Inc.	No known country of origin.	No
Tungsten	Pobedit, JSC	No known country of origin.	Yes
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	No known country of origin.	Yes
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	No known country of origin.	No
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam, China	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	Yes
Tungsten	Wolfram Bergbau und Hütten AG	Austria, Australia, China	Yes
Tungsten	Woltech Korea Co., Ltd.	No known country of origin.	No
Tungsten	Xiamen Tungsten Co., Ltd.	Peru, United States, Portugal, Canada, Japan, Germany, Mexico, Nigeria, Russia, Rwanda, Vietnam, Spain, Australia, Brazil, China, Thailand, Bolivia, China, Niger	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	No known country of origin.	No
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Yes

* “R/S” indicates that the metal comes from recycled and/or scrap materials.

**A “Yes” in this column indicates that the smelter (i) has an active certification with the Conflict-Free Sourcing Initiative (“CFSI”) or is in the process of renewing their certification, (ii) is actively moving through the certification process with CFSI, (iii) is a tungsten smelter that has committed to obtain a Conflict-Free Smelter Program (CFSP) certification within 2 years of membership with the Tungsten Industry-Conflict Minerals Committee (TI-CMC), (iv) has obtained a Responsible Gold certification from the London Bullion Market Association (LBMA), or (v) has obtained a Chain-of-Custody Certification from the Responsible Jewellery Council (RJC).

A “No” in this column indicates that we are unaware of a certification for this smelter.